UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
__________________________________________

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TerraForm Power, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Liberty Street, 14th Floor
New York, New York 10281

SUPPLEMENT TO PROXY STATEMENT

This Supplement to Proxy Statement, dated May 28, 2019 (this “Supplement”), supplements the proxy statement, dated and filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2019 (the “Proxy Statement”), of TerraForm Power, Inc. (the “Company”), and provides updated information with respect to the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

On May 23, 2019, the Company filed a notice of postponement of the Annual Meeting whereby the Annual Meeting, previously scheduled for May 23, 2019, was postponed to June 20, 2019 at 3:30 p.m., Eastern time.  The rescheduled Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/TERP19.

The postponement of the Annual Meeting is intended to provide our stockholders an opportunity to vote in line with the recommendation of the Company’s Board of Directors (the “Board”), which is to vote FOR each of the director nominees named in the Proxy Statement. Institutional Shareholder Services Inc. (“ISS”), a proxy advisory firm that offers proxy voting recommendations to institutional investors, issued a report on May 9, 2019 recommending that stockholders WITHHOLD votes with respect to three of our directors who serve on the Nominating and Corporate Governance Committee of the Board. ISS’s report indicated that this recommendation was based on “the board’s failure to remove, or subject to a sunset requirement, the supermajority vote requirement to enact certain changes to the charter which adversely impacts shareholder rights.”

The Board respectfully disagrees with ISS’s recommendation and encourages stockholders to vote FOR each of the director nominees named in the Proxy Statement.  In particular, the Board disagrees with the characterization of the supermajority voting requirement as being contrary to the interests of our minority stockholders. In fact, we believe that the supermajority voting requirement protects our minority stockholders by ensuring they are able to give meaningful input in respect of certain decisions. Since our initial public offering in 2014, the Company has been a controlled company. If we adopt a simple majority voting threshold for amending the charter provisions in question, the vote of the Company’s controlling stockholder would dictate the voting result. By retaining the supermajority voting requirement, minority stockholders are afforded a voice that they might not otherwise have in the outcome of certain meaningful decisions. We also note that the supermajority voting requirement contained in our charter was approved and adopted by the Company’s stockholders as a part of their approval of the Company’s merger transaction with an affiliate of Brookfield Asset Management Inc. less than two years ago.

For these reasons, the Board recommends that stockholders vote FOR each of the director nominees named in the Proxy Statement.  In addition, Glass, Lewis & Co., another proxy advisory firm, has also recommended that stockholders vote FOR all director nominees named in the Proxy Statement.  During the period of the postponement, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Proxy Statement.

All references to May 23, 2019 are hereby changed to June 20, 2019 in the Proxy Statement and the proxy card.  No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The record date for the Annual Meeting remains May 1, 2019.  The Proxy Statement and the proxy card filed by the Company with the SEC remain otherwise unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.terraformpower.com.

The Company encourages all stockholders who have not yet voted to do so before the rescheduled Annual Meeting by following the instructions contained in the Proxy Statement. If you previously submitted a proxy or voting instructions and wish to change your vote, you may do so by following the instructions for voting contained in the Proxy Statement. If you previously submitted your proxy or voting instructions and do not wish to change your vote, no further action is required by you at this time.  As further described in the Proxy Statement, you may vote by internet, by telephone or by mail.  If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 19, 2019.